Exhibit 1.1

[—] Common Shares

PHYSICIANS REALTY TRUST

Common Shares of Beneficial Interest

UNDERWRITING AGREEMENT

[—], 2013

Wunderlich Securities, Inc.

2200 Clarendon Boulevard

Arlington, VA 22201

Oppenheimer & Co. Inc.

85 Broad Street

New York, NY 10004

Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, PA 19103

JMP Securities LLC

600 Montgomery Street

11th Floor

San Francisco, CA 94111

BB&T Capital Markets, a division of BB&T Securities, LLC

901 East Byrd Street, Ste. 410

Richmond, VA 23219

As Representatives of the Several Underwriters named in Schedule A hereto

Dear Ladies and Gentlemen:

Physicians Realty Trust, a Maryland real estate investment trust (the “Company”), agrees with Wunderlich Securities, Inc. (“Wunderlich”), Oppenheimer & Co. Inc., Janney Montgomery Scott LLC , JMP Securities LLC and BB&T Capital Markets, a division of BB&T SEcuriites, LLC (collectively, the “Representatives”) as the representatives of the several Underwriters named in Schedule A hereto (collectively, the “Underwriters”) to issue and sell to the several Underwriters [—] shares (the “Firm Securities”) of its common shares of beneficial interest, par value $0.01 per share (the “Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [—] additional shares of its Securities (the “Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” Pursuant to the First Amended and Restated Agreement of Limited Partnership (the “OP Agreement”) of Physicians Realty

L.P., a Delaware limited partnership (the “Operating Partnership”), upon receipt of the net proceeds of (a) the sale of the Firm Securities on the First Closing Date (as defined below) and (b) any and all Optional Securities on each Optional Closing Date (as defined below), the Company will contribute such net proceeds to the Operating Partnership in exchange for a number of common units of partnership interest in the Operating Partnership (the “OP Units”) that is equivalent to the number of Firm Securities and Optional Securities sold to the Underwriters (the “Company OP Units”).

Simultaneously with the First Closing Date, the Company will acquire, directly or indirectly through the Operating Partnership, in a series of transactions (the “Formation Transactions”) the equity interests and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus (each, as defined below), the consideration for which will be a number of OP Units as described in the Registration Statement, the General Disclosure Package and the Prospectus. All references to subsidiaries of the Company or the Operating Partnership herein shall be understood to refer to the subsidiaries of the Company or the Operating Partnership listed on Exhibit A, respectively, after giving effect to the Formation Transactions.

1.	Representations and Warranties of the Company and the Operating Partnership.

(a)	The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

(i)	Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-11 (No. 333-188862) covering the registration of the Offered Securities under the Act (as defined below), including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement pursuant to Rule 462(b), if any, and then deemed to be a part of the initial registration statement, and all 430A Information (as defined below) and all 430C Information (as defined below), that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.”

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement. No stop order suspending the effectiveness of or use of the Initial Registration Statement and any Additional Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted and are pending or, to the knowledge of the Company, are contemplated by the Commission (as defined below), and any request on the part of the Commission for additional information from the Company in connection with the Initial Registration Statement and any Additional Registration Statement has been complied with.

For purposes of this Agreement:

“430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [—] [am][pm] (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 2 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Hazardous Materials “ means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

“Joint Ventures” means the ownership interests held by the Operating Partnership and its wholly-owned subsidiaries consisting of the following (i) the 50% ownership of Ziegler Arizona 23, LLC, (ii) the 50% ownership of Ziegler Georgia 7, LLC, (iii) the 66.3% ownership of Bath Road Associates, LLC, (iv) the 65% ownership of Remington Development Partners, LLC and (v) the 59.6% ownership of Sandwich Development Partners LLC.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “ Registration Statements “ and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (the “NYSE”) (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Subsidiaries” means those subsidiaries listed on Exhibit A hereto.

“Testing-the-Waters Communication” means any oral or written communication relating to the Securities offering contemplated hereby with potential investors undertaken in reliance on Section 5(d) of the Act.

“Testing-the-Waters Writing” means any written communication within the meaning of Rule 405 under the Act relating to the Securities that would, but for the provisions of Section 5(d) of the Act, be a “free writing prospectus” as defined in Rule 405 under the Act but without regard to whether a registration statement has been filed.

Unless otherwise specified, a reference to a “rule” or “Rule” is to the indicated rule under the Act.

(ii)

Compliance with Securities Act Requirements. (A) (1) At its Effective Time, (2) on the date of this Agreement and (3) on each Closing Date, the Initial Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on its date, at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Prospectus is included, and on each Closing Date, the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that such information is only that described as such in Section 7(c) hereof.

(iii)	Ineligible Issuer Status. (A) At the time of initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(iv)	General Disclosure Package. As of the Applicable Time, none of (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [—], 2013 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement, all considered together (collectively, the “General Disclosure Package”), (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, and (C) any individual Testing-the-Waters Writing, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that such information consists of only the information described as such in Section 7(c) hereof.

(v)	Preliminary Prospectus. No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus included in the General Disclosure Package, at the time of filing thereof with the Commission, complied in all material respects with the Act and the Rules and Regulations.

(vi)

Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the

Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vii)	Good Standing of the Company and the Operating Partnership. The Company has been duly organized and is existing and in good standing under the real estate investment trust laws of the State of Maryland, with the full trust power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign trust in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and each of their respective subsidiaries taken as a whole (a “Material Adverse Effect”). The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Operating Partnership is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect.

(viii)

Subsidiaries. Each Subsidiary of the Company and the Operating Partnership has been duly incorporated or organized and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; and each subsidiary of the Company and the Operating Partnership is duly qualified to do business as a foreign corporation or organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock, partnership interests or membership interests of each subsidiary of the Company and the Operating Partnership has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock, partnership interests or membership interests of each subsidiary of the Company or the Operating Partnership is owned by the Company or the Operating Partnership, directly or through subsidiaries, free from liens, encumbrances and defects, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Except for the shares of capital stock or membership interests of, or partnership interests in, each of the subsidiaries owned by the Company, the Operating Partnership or such subsidiaries, neither the Company, the Operating Partnership or such subsidiaries owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix)

Offered Securities. The Offered Securities and all outstanding shares of beneficial interest of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit or equity incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus); all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the Registration Statement, the General Disclosure Package and the Prospectus and to the description of such Offered Securities contained therein; the shareholders of the Company have no preemptive rights with respect to the Offered Securities; none of the outstanding shares of beneficial interest of the Company have been issued in violation of any preemptive or similar rights of any security holder; the forms of certificates used to represent the Offered Securities comply in all material respects with all applicable statutory requirements and with any applicable requirements of the Organizational Documents of the Company, and, in the case of the Offered Securities, with any requirements of the NYSE; the Securities have been registered pursuant to Section 12(b) of the Exchange Act and the Company has not received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are and, after giving effect to the Formation Transactions, will be no outstanding (a) securities or obligations of the

Company convertible into or exchangeable for any beneficial interest of the Company, (b) warrants, rights or options to subscribe for or purchase from the Company any such beneficial interest or any such convertible or exchangeable securities or obligations or (c) obligations of the Company to issue or sell any shares of beneficial interest, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(x)	OP Units. When the Company OP Units have been delivered and paid for in accordance with the OP Agreement and in connection with the Formation Transactions, the Company OP Units will be validly issued and will conform to the description of such Company OP Units in the Registration Statement, the General Disclosure Package and the Prospectus, and all Company OP Units will be, issued and sold in compliance with all applicable federal and state securities laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are and, after giving effect to the Formation Transactions, will be no outstanding (a) securities or obligations of the Operating Partnership convertible into or exchangeable or redeemable for any partnership interests of the Operating Partnership, (b) warrants, rights or options to subscribe for or purchase from the Operating Partnership any such partnership interests or any such convertible or exchangeable securities or obligations or (c) obligations of the Operating Partnership to issue or sell any partnership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. After giving effect to the Formation Transactions, there will be [—] OP Units outstanding, of which the Company will own [—] OP Units, the four healthcare real estate funds (the “Ziegler Funds”) managed by B.C. Ziegler and Company (“Ziegler”) will own an aggregate of [—] OP Units and Ziegler will own [—] OP Units.

(xi)	No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of its affiliates, including, but not limited to, Ziegler, the Ziegler Funds and any of their respective direct or indirect subsidiaries, and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xii)

Registration Rights. There are no contracts, agreements or understandings between the Company, the Operating Partnership or their respective subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company, the Operating Partnership or such subsidiaries to file a registration statement under the Act with respect to any securities of the Company, the Operating Partnership or their respective subsidiaries owned or to be owned by such person or to require the Company, the Operating Partnership or such subsidiaries to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company, the Operating Partnership or such subsidiaries under the Act (collectively, “registration rights”).

(xiii)	No Registration Required for Sale of OP Units. No registration of the OP Units under the Act is required for the offer, sale and delivery by the Operating Partnership of the OP Units in the manner contemplated in the Formation Transaction Documents.

(xiv)	Listing. The Offered Securities have been approved for listing on the NYSE, subject only to notice of issuance.

(xv)	Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the OP Agreement or the other agreements pursuant to which the Formation Transactions will be effected or in connection with the offering, issuance and sale of the Offered Securities by the Company, other than (i) registration of the Offered Securities under the Act, which has been effected (or, with respect to any Additional Registration Statement, will be effected in accordance with Rule 462(b)), (ii) any necessary qualification under the Securities Act or blue sky laws of the various jurisdictions in which the Offered Securities are being offered by the Underwriters, (iii) such approvals as have been obtained in connection with the approval of the Offered Securities for listing on the NYSE, or (iv) under the FINRA Conduct Rules. No consent, approval, authorization, or order of, or filing of registrations with, any governmental agency or body or any court is required for the issuance and sale of the Company OP Units by the Operating Partnership, except such as have been obtained or made and such as may be required under state securities laws.

(xvi)

Title to Property. Upon consummation of the Formation Transactions: (1) the Operating Partnership will hold, directly or indirectly through its wholly-owned subsidiaries and Joint Ventures, good and marketable fee simple title to all of the real property described in the Registration Statement, the General Disclosure Package and the Prospectus as wholly-owned by it and the improvements (exclusive of improvements owned by tenants, if applicable) located thereon (except that the Company’s ownership interest of the Mid Coast Hospital Medical Office Building and the Valley West Hospital Medical Office Building consists of a long-term ground lease as described in the Registration Statement, the General Disclosure Package and the Prospectus) (individually, a “Property” and collectively, the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or do not materially affect the value of such Properties as a whole and do not materially interfere with the use made and proposed to be made of such Properties as a whole by the Company; (2) the Properties will not be subject to any mortgages or deeds of trust, except such as are set forth in the Registration Statement, the General Disclosure Package and the Prospectus; (3) each of the Properties will comply with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as would not individually or in the aggregate materially affect the value of the Properties or interfere in any material respect with the use made and proposed to be made of the Properties by the Company; and (4) no third party will have an option or a right of first refusal to purchase any Property or any portion thereof or interest therein, except as such is set forth in the Registration Statement, the General Disclosure Package and the Prospectus. For the Properties that do not have title insurance issued on the 2006 American Land Title Association form of title insurance policy, either the Operating Partnership, a subsidiary of the Operating Partnership or a Joint Venture will obtain prior to the First Closing Date (a) an endorsement under the existing title policy entitling the Operating Partnership, a subsidiary of the Operating Partnership or a Joint Venture to make a claim under such policy with respect to its fee interest in each Property, or (ii) a new owner’s title insurance policy issued on the 2006 American Land Title Association form of title insurance policy, from a title insurance company licensed to issue such policy, on each Property that insures the Operating Partnership’s, such subsidiary’s or the Joint Venture’s fee interest in such Property.

(xvii)	Leases. Upon consummation of the Formation Transactions, the Operating Partnership or one of its wholly-owned subsidiaries will hold the lessor’s interest under the leases with any tenants occupying each Property (collectively, the “Leases”). Other than the Leases, none of the Company, the Operating Partnership or their subsidiaries has entered into any agreements that would materially affect the value of the Properties as a whole or would materially interfere with the use made and proposed to be made of such Properties as a whole by the Company. Neither the Operating Partnership nor, to the Operating Partnership’s knowledge, any other party to any Lease, is or, upon consummation of the Formation Transactions, will be in breach or default of any such Lease; to the Operating Partnership’s knowledge, no event has occurred or been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease, or would, permit termination, modification or acceleration under such Lease; and each of the Leases is valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

(xviii)	Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the OP Agreement and the applicable agreements listed on Schedule D hereto (the “Formation Transaction Documents”), and the issuance and sale of the Offered Securities by the Company and the issuance and sale of the Company OP Units by the Operating Partnership, and the use of net proceeds therefrom as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, will not result in a breach or violation of any of the terms or provisions of, or constitute a default or, to the extent applicable, a Debt Repayment Triggering Event (as defined below) under or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to (A) the Organizational Documents (as defined below) of the Company, the Operating Partnership or any of their respective subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of the Subsidiaries or any of their Properties, or (C) any agreement or instrument to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or by which the Company, the Operating Partnership or any of their respective subsidiaries is bound or to which any of the Properties is subject, (other than relating to the loans to be repaid with proceeds from the offering or as specifically described in the Use of Proceeds section of the Statutory Prospectus) and except in case of clause (B) only, for such defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect.

A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their respective subsidiaries.

The term “Organizational Documents” as used herein means (a) in the case of a trust, its declaration of trust and bylaws; (b) in the case of a corporation, its charter and by-laws; (c) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational documents and its partnership agreement; (d) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

(xix)	Absence of Existing Defaults and Conflicts. None of the Company, the Operating Partnership or any of their respective subsidiaries is in violation of its respective Organizational Documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xx)	Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(xxi)	Authorization and Enforceability of Shared Services Agreement and OP Agreement. The Shared Services Agreement, dated as of [—], 2013 (the “Shared Services Agreement”), by and among the Company, Operating Partnership and Ziegler, has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles; and the OP Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(xxii)	Possession of Licenses and Permits. Upon completion of the Formation Transactions, the Company, the Operating Partnership and each of their respective subsidiaries will possess, and be in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by them and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any claim to the contrary or challenge by any other person to the rights of the Company, the Operating Partnership and each of their respective subsidiaries with respect to the Licenses that, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(xxiii)	Absence of Labor Dispute. None of the Company, the Operating Partnership or any of their respective subsidiaries is engaged in any unfair labor practice; and (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company, the Operating Partnership or any of their respective subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Company, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company, the Operating Partnership or any of their respective subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company, the Operating Partnership or any of their respective subsidiaries, (ii) to the knowledge of the Company, no union organizing activities are currently taking place concerning the employees of the Company, the Operating Partnership or any of their respective subsidiaries and (iii) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) concerning the employees of the Company, the Operating Partnership or any of their respective subsidiaries except for such violations as would not have a Material Adverse Effect.

(xxiv)	Possession of Intellectual Property. The Company, the Operating Partnership and its subsidiaries have access to adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to conduct the business now operated by them.

(xxv)

Environmental Laws. None of the Company, the Operating Partnership or any of their respective subsidiaries (and, to the knowledge of the Company and the Operating Partnership, no tenant or subtenant of any Property or portion thereof) is in violation of any Environmental Law, including relating to the release of Hazardous Materials, except as would not have a Material Adverse Effect either individually or in the aggregate, and there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of noncompliance, investigations or proceedings relating to any such violation or alleged violation. There are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company, the Operating

Partnership or any of their subsidiaries under, or to interfere with or prevent compliance by the Company, the Operating Partnership or any of their subsidiaries with, Environmental Laws except where such non-compliance would not have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(xxvi)	Employment; Noncompetition; Nondisclosure. Neither the Company nor the Operating Partnership has been notified that any employee of the Company or the Operating Partnership or its respective subsidiaries plans to terminate his or her employment with the Company or the Operating Partnership or one of its respective subsidiaries, as applicable. None of the Company, the Operating Partnership or their respective subsidiaries, and to the best knowledge of the Company, any employee of the Operating Partnership or any of its respective subsidiaries, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the business activities of the Company or the Operating Partnership as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxvii)	Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Executive Compensation,” “Management,” “Certain Relationships and Related Transactions,” “Structure and Formation of Our Company,” “Description of the Partnership Agreement of Physicians Realty L.P.,” “Description of Shares of Beneficial Interest,” “Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws,” “Material U.S. Federal Income Tax Considerations,” “ERISA Considerations” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.

(xxviii)	Absence of Manipulation. None of the Company, the Operating Partnership or any of their respective subsidiaries or, to the Company’s knowledge, any affiliates of the Company, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxix)	Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus or any Testing-the-Waters Writing are based on or derived from sources that the Company believes to be reliable and accurate.

(xxx)	Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its subsidiaries and the Company’s Board of Trustees have taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, so long as the Company has a class of securities registered under the Exchange Act, the Company and any of the officers and trustees of the Company, in their capacities as such, will be in compliance with all applicable provisions of Sarbanes-Oxley and the Exchange Rules. The Company (i) has taken all necessary steps to ensure that, within the time period required, the Company will maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that complies with the applicable Securities Laws and (ii) currently maintains a system of internal accounting controls that is sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”) and to maintain accountability for assets; (C) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; and (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee of the Board (the “Audit Committee”) in accordance with the Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the applicable Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxxi)

Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(xxxii)	Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, the Operating Partnership or any of their respective subsidiaries or Properties that, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries or properties, would materially and adversely affect the ability of the Company or the Operating Partnership to perform their respective obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company’s or the Operating Partnership’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s or the Operating Partnership’s knowledge, contemplated.

(xxxiii)

Financial Statements; Non-GAAP Financial Measures. The financial statements of the Ziegler Funds and their subsidiaries (collectively, the “Predecessor”) included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Predecessor and its consolidated subsidiaries as of the dates indicated, and the statements of operations, changes in members’ equity and cash flows of the Predecessor and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus relating to the Predecessor and its consolidated subsidiaries present fairly in accordance with US GAAP the information required to be stated therein. The balance sheet of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Company at the date indicated; said balance sheet has been prepared in conformity with US GAAP and complies with the requirements of the Act and Exchange Act with respect thereto. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited as applicable, financial statements of the Predecessor included therein and comply with the Commission’s rules and guidelines with respect thereto. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, comply with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the Act or the Rules and Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act and the Exchange Act to the extent applicable.

(xxxiv)	No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the period covered by the latest audited financial statements included therein (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, that is material and adverse, (B) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, the Operating Partnership and their respective subsidiaries, other than transactions in the ordinary course of business and changes and transactions disclosed or described in the Registration Statement, the General Disclosure Package and the Prospectus and (C) there has not been any obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, incurred by the Company, the Operating Partnership and their respective subsidiaries, except obligations incurred in the ordinary course of business and changes and transactions disclosed or described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxv)	Investment Company Act. After giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxvi)	None of the Company, the Operating Partnership or any of their respective subsidiaries has any indebtedness as of the date of this Agreement nor will the Company, the Operating Partnership or any of their respective subsidiaries have any indebtedness immediately prior to the sale of the Firm Securities on the First Closing Date, in each case except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxvii)	Insurance. Upon consummation of the Formation Transactions, the Company, the Operating Partnership and each of their respective subsidiaries will be insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they propose to engage; none of the Company, the Operating Partnership or any of their respective subsidiaries has been refused any insurance coverage sought or applied for; none of the Company, the Operating Partnership or any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus; and the Company has obtained or will obtain trustees’ and officers’ insurance in such amounts as is customary for companies engaged in the type of business to be conducted by the Company.

(xxxviii)	Tax Law Compliance. The Company, the Operating Partnership and their respective subsidiaries have filed (A) all federal and state franchise and income tax returns and (B) all other material tax returns in a timely manner, and all such tax returns are correct and complete in all material respects, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties that are not material and are being contested in good faith by appropriate proceedings. The Company, the Operating Partnership and each of their respective subsidiaries have no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company, the Operating Partnership or any of their respective subsidiaries, as the case may be.

(xxxix)

Real Estate Investment Trust. Commencing with the Company’s short taxable year ending December 31, 2013, the Company will be organized and will operate in a manner so as to qualify as a real estate investment trust (a “REIT”) under Section 856 through 860 of the Code and the

Company will elect to be taxed as a REIT under the Code effective for its short taxable year ending December 31, 2013. The proposed method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its short taxable year ending December 31, 2013 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(xl)	No Unlawful Payments. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any trustee or officer or, any agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xli)	Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlii)	Compliance with OFAC. None of the Company, any of its subsidiaries or, or to the knowledge of the Company, any trustee, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xliii)	Prior Sales of Securities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any Securities during the six-month period preceding the date hereof.

(xliv)	Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Act.

(xlv)	Use of Testing-the-Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication (other than any Testing-the-Waters Communications with the consent of the Representatives with entities that it reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Act), and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Writings other than those listed on Schedule E hereto.

(xlvi)	Independent Accountants. Plante Moran PLLC, who have certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the Act, the Rules and Regulations and the Public Company Accounting Oversight Board.

(xlvii)	ERISA Matters. The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each subsidiary would have any liability; the Company and each subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification except as where failure to be so qualified would not have a Material Adverse Effect.

(xlviii)	Related-Party Transactions. There are no relationships or related-party transactions involving the Company, the Operating Partnership or any of their subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required.

(xlix)	Investment Strategy. The Company’s investment strategy described in the Registration Statement, the General Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of the Company’s business, and no material deviation from such investment strategy is currently contemplated.

2.	Purchase, Sale and Delivery of Offered Securities.

On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[—] per share, the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Winston & Strawn LLP (“Winston”), 35 W. Wacker Drive, Chicago, Illinois 60601, at 10:00 A.M., New York time, on [—], 2013, or at such other time not later than seven (7) full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering contemplated by this Agreement. The Firm Securities so to be delivered or evidence of their issuance will be made available for review at the above office of Winston at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities, less an amount per share equal to any dividends or distribution declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such number of Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than three full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the above office of Winston. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for review at the above office of Winston at a reasonable time in advance of such Optional Closing Date.

3.	Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

4.	Certain Agreements of the Company.

(a)	The Company agrees with the several Underwriters that:

(i)	Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii)	Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives’ promptly of (A) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (B) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (C) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (D) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or, to the Company’s knowledge, the threatening of any proceeding for that purpose, and (E) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or, to the Company’s knowledge, the threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)	Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(iv)

Continued Compliance with Securities Laws; Testing-the-Waters Writings. If at any time following the distribution of any Testing-the-Waters Writing there occurred or occurs an event or development as a result of which such Testing-the-Waters Writing included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Writing to eliminate or correct such untrue statement or omission. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(v)	Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(vi)	Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement, or at such time as otherwise agreed to by the Representatives. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vii)	Blue Sky / Foreign Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution. To the extent the Representatives are required to file any reports of trade in any jurisdictions in which the Offered Securities are distributed, the Company shall provide any reasonable assistance and information that may be requested by the Representatives.

(viii)

Reporting Requirements. During the period of five (5) years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the

Company will furnish to the Representatives (A) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (B) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements described in the preceding two sentences to the Underwriters.

(ix)	Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, all costs and expenses in connection with the Formation Transactions, and all the costs and expenses in connection with the offering of the Offered Securities (specifically including the fees and expenses of legal counsel to the Underwriters) and including but not limited to (A) any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the preparation and printing of blue sky surveys or legal investment surveys relating thereto, (B) costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), (C) all costs and expenses of legal counsel for the Underwriters incurred in connection with this Agreement and the offering of the Offered Securities, (D) costs and expenses relating to investor presentations, any “road show” and any Testing-the-Waters Communication in connection with the offering and sale of the Offered Securities including, without limitation, (1) any travel expenses of the Company’s officers and employees and (2) any other expenses of the Company, (E) the fees and expenses incident to listing the Offered Securities on the NYSE, (F) the fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (G) expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters, (H) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(x)

Use of Proceeds. The Company will use the net proceeds received in connection with the offering and sale of the Offered Securities and will cause the Operating Partnership to use the net proceeds received in connection with the issuance and sale of the Company OP Units in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Prospectus, and,

except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(xi)	Absence of Manipulation. The Company will not, and will cause each of its subsidiaries and controlled affiliates not to, take, directly or indirectly, any action designed to or that would constitute or that might cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(xii)

Company Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable, exercisable or redeemable for any of its Securities, including OP Units (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives. Notwithstanding the foregoing, the Company may file a registration statement on Form S-8 registering common shares that may be issued pursuant to the Company’s 2013 Equity Incentive Plan at any time following the date of this Agreement without obtaining the consent of the Representatives. The Lock-Up Period shall not apply to (A) the sale of Lock-Up Securities to the Underwriters, (B) the grant of options or awards pursuant to the Company’s 2013 Equity Incentive Plan, (C) the issuance by the Company of common shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the First Closing Date of which the Underwriters have been advised in writing, (D) the issuance of OP Units in connection with the Formation Transactions or the acquisition of additional properties and (E) with respect to our trustees and our officers, the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of common shares, provided that (i) such plan does not provide for the transfer of common shares during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the Lock-Up Period. The “Lock-Up Period” will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that (subject to Section 4(a)(xii)((3)) if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(xiii)	Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its short taxable year ending December 31, 2013, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Trustees of the Company determines that it is no longer in the best interests of the Company to continue to qualify as REIT.

(xiv)	Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 4(a)(xii)(1) hereof.

5.	Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

6.	Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and

the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Operating Partnership herein (as though made on such Closing Date), to the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their obligations hereunder and to the following additional conditions precedent:

(a)	Accountants’ Comfort Letters and CIO Certificates.

(i)	The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Plante and Moran PLLC, substantially in the form of Annex I-A hereto, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information of the Company and the Predecessor contained in the Registration Statement, the General Disclosure Package and the Prospectus (except that, in any letter dated a Closing Date, the specified date referred to in Annex I-A hereto shall be a date no more than three (3) days prior to such Closing Date).

(ii)	The Representatives shall have received a certificate, dated the date hereof, of [—], in his capacity as the Chief Investment Officer of the Company, substantially in the form of Annex I-B hereto.

(b)	Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Prospectus shall have been filed with the Commission in accordance with the Rule 424(b) under the Act and Section 4(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c)

No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing and each Optional Closing Dates, if any, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, that, in the sole judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any national securities exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)	Opinion of Counsel for the Company and the Operating Partnership. The Representatives shall have received an opinion, dated such Closing Date, of Hunton & Williams LLP, counsel for the Company and the Operating Partnership, substantially in the form attached hereto as Annex III-A and a letter substantially in the form attached hereto as Annex III-B.

(e)	Opinion of Maryland Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Venable LLP, Maryland counsel for the Company, substantially in the form attached hereto as Annex IV.

(f)	Tax Opinion. The Representatives shall have received a tax opinion, dated such Closing Date, of Baker & McKenzie LLP, counsel for the Company, substantially in the form attached hereto as Annex V.

(g)	Opinion of Counsel for Underwriters. The Representatives shall have received from Winston & Strawn LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to opine upon such matters.

(h)

Company Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer of the Company and the Chief Investment Officer of the Company in which such officers shall state that: the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct as of such date; each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, that is material and adverse, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or as described in such certificate.

(i)	Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received a lock-up letter in the form of Annex II hereto executed by each of the persons listed on Schedule C hereto.

(j)	Formation Transactions. The Formation Transaction Documents shall have been fully executed and delivered to the applicable parties and the transactions contemplated by the Formation Transaction Documents shall be effected in accordance with the terms of such documents, and each other of the Formation Transactions as set forth in the General Disclosure Package shall be effected substantially concurrently with or immediately prior to the First Closing Date.

(k)	Debt Pay Off. The Representatives shall have received payoff letters from each holder of the indebtedness to be repaid as described in the Use of Proceeds section of the Statutory Prospectus, which shall indicate the amount required to discharge such indebtedness on the Closing Date and an undertaking by each holder of such indebteness to discharge any security interests securing any portion of such indebtedness.

(l)	Company Good Standing. The Representatives shall have received a certificate of good standing of the Company certified by the Maryland State Department of Assessments and Taxation as of a date within five (5) business days of the Closing.

(m)	Operating Partnership Good Standing. The Representatives shall have received a certificate of good standing of the Operating Partnership certified by the Secretary of State of the State of Delaware as of a date within five (5) business days of the Closing.

(n)	The Representatives shall have received a certificate of good standing certified by the Secretary of State (or equivalent governmental authority) of the state of incorporation or formation as of a recent date, for each entity listed on Schedule F hereto.

(o)	Secretary’s Certificate of the Company. The Representatives shall have received a certificate of the secretary of the Company certifying resolutions of the Company’s Board of Trustees approving the Underwriting Agreement, the Formation Transaction Documents and the transactions contemplated thereby.

(p)	General Partner Certificate of the Operating Partnership. The Representatives shall have received a certificate of the general partner of the Operating Partnership certifying resolutions of the Operating Partnership approving the Underwriting Agreement, the Formation Transaction Documents and the transactions contemplated thereby.

(q)	FINRA Approval. The Representatives shall have received a clearance letter from the Corporate Finance Department of FINRA with respect to the offering.

(r)	Listing. The Offered Securities shall have been approved for listing on the NYSE, subject to official notice of issuance.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7.	Indemnification and Contribution.

(a)

Indemnification of Underwriters by the Company and the Operating Partnership. Each of the Company and the Operating Partnership will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that neither the Company nor the Operating Partnership will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that such information furnished by any Underwriter consists only of the information described as such in Section 7(c) below.

(b)	Indemnification of Company, Trustees and Officers. Each Underwriter will severally and not jointly indemnify and hold harmless each of the Company and the Operating Partnership, the Company’s trustees and each of the Company’s officers who signs a Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information in the Prospectus under the caption “Underwriting”.

(c)

Actions against Parties; Notification. Promptly after receipt by an indemnified party of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsections (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsections (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsections (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7(d) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)

Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsections (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and by the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and by the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(e). Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e).

8.

Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9.	Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Operating Partnership or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Operating Partnership or any of their respective representatives, officers or trustees or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, pursuant to Section 7 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect. That certain letter agreement dated February 22, 2013, between Wunderlich Securities, Inc. and B.C. Ziegler and Company, as it may be amended from time to time, shall survive the execution, delivery, performance and termination of this Agreement (except as otherwise provided therein), and the Company agrees to the appointment of Wunderlich Securities, Inc. contained in Section 2 thereof.

10.	Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Wunderlich Securities, Inc., 2200 Clarendon Boulevard, Arlington, VA 22201, Attention: N. David Doyle, and c/o [ ] with a copy to Winston & Strawn LLP, 35 West Wacker, Chicago, IL 60601, Attention: Wayne D. Boberg, or, if sent to the Company or the Operating Partnership, will be mailed, delivered or telegraphed and confirmed to it at c/o Physicians Realty Trust, 250 East Wisconsin Avenue Suite 1900, Milwaukee, Wisconsin, 53202 Attention: John Thomas, with a copy to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attention: David Wright; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, trustees, directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.	Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

13.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.	Absence of Fiduciary Relationship. The Company and the Operating Partnership each acknowledge and agree that:

(a)	No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Operating Partnership on the one hand, and the Underwriters on the other has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or is advising the Company or the Operating Partnership on other matters;

(b)	Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with the Underwriters, and the Company or the Operating Partnership are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)	Absence of Obligation to Disclose. The Company and the Operating Partnership have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Operating Partnership, and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d)	Waiver. Each of the Company and the Operating Partnership waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Operating Partnership in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership, including shareholders, employees or creditors of the Company or the Operating Partnership.

15.	Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16.	Jurisdiction. Each of the Company and the Operating Partnership hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Operating Partnership irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Operating Partnership and the several Underwriters in accordance with its terms.

[Signature Page Follows]

Very truly yours,

PHYSICIANS REALTY TRUST

By:
Name:
Title:

PHYSICIANS REALTY L.P.

By:	Physicians Realty Trust
Its:	General Partner

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Each acting on behalf of itself and as the

Representatives of the several Underwriters.

WUNDERLICH SECURITIES, INC.

By:
Name:
Title:

OPPENHEIMER & CO. INC.

By:
Name:
Title:

JANNEY MONTGOMERY SCOTT LLC

By:
Name:
Title:

JMP SECURITIES LLC

By:
Name:
Title:

BB&T CAPITAL MARKETS, A DIVISION OF BB&T SECURITIES, LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]